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                                                                   Exhibit 10.15

DO NOT DESTROY THIS NOTE: WHEN PAID, THIS NOTE AND DEED OF TRUST SECURING SAME MUST BE SURRENDERED TO TRUSTEE FOR CANCELLATION BEFORE RECONVEYANCE WILL BE MADE.

                    PROMISSORY NOTE SECURED BY DEED OF TRUST
                    ----------------------------------------

$500,000.00                                            Scotts Valley, California

For value received, the undersigned, Brian S. Dexheimer and Lorilee C. Dexheimer, (collectively, "Maker"), currently residing at 18481 Twin Creeks Road, Monte Sereno, California 95030, jointly severally promise to pay in lawful money of the United States of America, to Seagate Technology LLC, or order (hereinafter "Holder"), at 920 Disc Drive, Scotts Valley, California 95066 or at such other place as Holder may from time to time designate by written notice to Maker, the principal sum of FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00), with interest at the rate of eight percent (8 %) per annum, accrued interest to be forgiven at the end of every twelve (12) months from the date of execution hereof, provided Brian S. Dexheimer is still employed by Seagate Technology LLC, or a subsidiary or affilate thereof, (collectively, "Seagate") at that time. This Note shall become due and payable on October 10, 2005, except as provided below.

Seagate promises to forgive $83,333.00 of the principal on the second anniversary of the effective date of this Note; $83,333.00 of the principal on the third anniversary of the effective date of this Note; and $83,333.00 of the principal on the fourth anniversary of the effective date of this Note, provided that Employee is still employed by Seagate on the applicable anniversary dates.

Should Brian S. Dexheimer voluntarily resign his employment with Seagate or be terminated for cause by Seagate prior to October 10, 2005, all unforgiven principal plus any accrued interest shall become immediately due and payable, or if there be any default in the payment of this Note, interest will begin accruing at the prime rate of interest per annum until the Note is paid in full. Should Brian S. Dexheimer be terminated during a Seagate-initiated reduction in force, or become deceased, this Note shall become due and payable sixty (60) months from the date of execution hereof, and all interest will be forgiven. Nothing contained herein constitutes any promise, express or implied, as to Brian S. Dexheimer's continuation of employment. Maker agrees to pay federal and state taxes, if any, which are required by law to be paid with respect to this Note.

This Note is secured by a Deed of Trust. If the trustor shall sell, convey or alienate said property, or any part thereof, of any interest therein, or shall be divested of their title of any interest herein in any manner or way, whether voluntary or involuntary, beneficiary shall have the right, at its option, except as prohibited by law, to declare the whole sum of

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principal and accrued interest immediately due and payable, without notice or demand, irrespective of the maturity date, if any, specified in the Note.

Should any default be made in the performance of any of the agreements contained in the Deed of Trust securing this Note, then the whole sum of principal and accrued interest shall become immediately due and payable, without notice, at the option of the Holder of this Note. Failure to exercise such option shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

This Note contains a balloon payment. This Note is subject to Section 2966 of the Civil Code, which provides that the Holder of this Note give written notice to the Maker or their successor-in-interest of prescribed information at least sixty (60) days and not more than one-hundred and fifty (150) days before any balloon payment is due.

Maker agrees to pay the following costs, expense and attorney's fees paid or incurred by the Holder of this Note, or adjudged by a court: (1) reasonable costs of collection, costs and expenses and attorney's fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; and (2) costs of suit and such sum as the court may adjudge as attorney's fees in any action to enforce payment of this Note or any part of it.

Executed this 12/th/ day of August,       Executed this 12/th/ day of August,
2000 at Scotts Valley, California.        2000 at Scotts Valley, California.

/s/ BRIAN S. DEXHEIMER                        /s/ LORILEE C. DEXHEIMER
___________________________________           __________________________________
Brian S. Dexheimer, Trustee                   Lorilee C. Dexheimer, Trustee


Approved as to form and content:

/s/ CHARLES C. POPE
___________________________________
Charles C. Pope
Executive Vice President &
Chief Financial Officer